Subsidiaries of GrafTech International Ltd. as of June 20, 2013(a)

EXHIBIT 21.1.0

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech International Ltd.
GrafTech Holdings Inc.	Delaware	100%
GrafTech USA LLC	Delaware	100%
Seadrift Coke L.P.	Delaware	81.1%(b)
Fiber Materials Inc.	Delaware	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Holdings Inc.
GrafTech Finance Inc.	Delaware	100%
GrafTech Global Enterprises Inc.	Delaware	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by Fiber Materials Inc.
Intermat	Maine	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Global Enterprises Inc.
GrafTech International Holdings Inc.	Delaware	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech International Holdings Inc.
GrafTech DE LLC	Delaware	100%
GrafTech Seadrift Holding Corp.	Delaware	100%
GrafTech International Trading Inc.	Delaware	100%
GrafTech Technology LLC	Delaware	100%
GrafTech NY Inc.	New York	100%
Graphite Electrode Network LLC	Delaware	100%
GrafTech Luxembourg I S.a.r.l.	Luxembourg	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech DE LLC
GrafTech Canada ULC	Canada	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Luxembourg I S.a.r.l.
GrafTech Luxembourg II S.a.r.l.	Luxembourg	100%
GrafTech Hong Kong Limited	Hong Kong	100%
GrafTech Germany GmbH	Germany	100%
GrafTech Korea Ltd.	Korea	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Luxembourg II S.a.r.l.
GrafTech Switzerland S.A.	Switzerland	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Hong Kong Limited
Shanghai GrafTech Trading Co., Ltd.	China	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Switzerland S.A.
GrafTech UK Limited	United Kingdom	100%
Graftech Iberica S.L.	Spain	99.99%(c)
GrafTech Mexico S.A. de C.V.	Mexico	99.97%(d)
GrafTech Comercial de Mexico S. de. R.L. de C.V.	Mexico	99.97%(e)
GrafTech S.p.A.	Italy	100%
GrafTech Brasil Participacoes Ltda.	Brazil	99.9%(f)
GrafTech France S.A.S.	France	100%
GrafTech (Pty) Ltd.	South Africa	100%
GrafTech RUS LLC	Russia	99.9%(g)
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech France S.A.S.
GrafTech France S.N.C.	France	99.9%(h)
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech France S.N.C.
GrafTech Commercial France S.N.C.	France	99.99%(i)

(a)	Directors Qualifying Shares of subsidiaries are deemed to be owned by their immediate parent entity.

(b)	18.9% held by GrafTech Seadrift Holding Corp.

(c)	0.01% held by GrafTech International Holdings Inc.

(d)	0.05% owned by GrafTech International Holdings Inc., 1 share owned by a director of GrafTech Mexico S.A. de C.V., in trust for GrafTech Switzerland S.A. and 99.92% owned by GrafTech Switzerland S.A.

(e)	0.03% owned by GrafTech International Holdings Inc.

(f)	0.01% owned by GrafTech International Holdings Inc.

(g)	0.01% owned by GrafTech UK Ltd.

(h)	One share held by GrafTech Switzerland S.A. (0.00018%).

(i)	One share held by GrafTech Switzerland S.A.

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